Consent of Independent Public Accountants
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 10, 1999 included in the Thomas Industries Incorporated Form 10-K as it relates to the financial statements of The Genlyte Thomas Group LLC for the year ended December 31, 1998 and to all references to our Firm included in this registration statement as they relate to The Genlyte Thomas Group LLC.


                                                  /s/ Arthur Andersen LLP


Louisville, Kentucky
December 10, 1998